UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Emisphere Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EMISPHERE TECHNOLOGIES, INC.

765 Old Saw Mill River Road
Tarrytown, New York 10591

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 20, 2007

Tarrytown, New York
March 23, 2007

          Dear Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Emisphere Technologies, Inc., a Delaware corporation (the “Company” or “Emisphere”), to be held on Friday, April 20, 2007 at 10 a.m. at the Westchester Marriot located at 670 White Plains Road, Tarrytown, New York for the following purposes:

1.	To consider the election of one member of the Board of Directors for a term expiring at the third succeeding annual meeting of stockholders after his election;

2.	To approve the amendment to our Certificate of Incorporation to increase the total number of authorized shares of Common Stock to 100,000,000;

3.	To approve and adopt the 2007 Stock Award and Incentive Plan;

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

          In addition, at the Annual Meeting, the Company’s management will discuss the Company’s performance during the fiscal year ended December 31, 2006.

          Only those stockholders of record at the close of business on Thursday, March 1, 2007 will be entitled to receive notice of, and vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during the ten (10) days prior to the Annual Meeting at our principal offices located at 765 Old Saw Mill River Road, Tarrytown, New York 10591.

          The Board of Directors appreciates and encourages stockholder participation in our Annual Meeting and looks forward to your attendance.  It is important that your shares be represented, whether or not you choose to attend the meeting. Registered stockholders can vote their shares (a) via the Internet; or (b) by using a toll-free telephone number; or (c) by promptly completing, signing, dating and mailing the enclosed proxy card using the enclosed envelope; or (d) by voting your shares at the meeting in person. Instructions for using these convenient services appear on the enclosed proxy card. Proxy votes are tabulated by an independent agent appointed by the Company, and reported at the Annual Meeting.  The proxy is revocable by you at any time prior to its exercise. Your prompt attention to the proxy will be of assistance in preparing for the Annual Meeting. Your cooperation related to this matter is appreciated.

By order of the Board of Directors,

Lewis H. Bender
President and Chief Executive Officer

EMISPHERE TECHNOLOGIES, INC.

765 Old Saw Mill River Road
Tarrytown, New York 10591

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the Purpose of this Proxy Statement?

          This Proxy Statement (the “Proxy Statement”) and the enclosed Proxy Card (the “Proxy Card”) are furnished to all stockholders of record of Emisphere Technologies, Inc., which we sometimes refer to as the “Company,” or “Emisphere,” as of the close of business on March 1, 2007, in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on Friday, April 20, 2007 (the “Annual Meeting”).

          This Proxy Statement and accompanying form of Proxy are being mailed to stockholders on or about March 23, 2007. The information included in the Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation for directors and our most highly paid executive officers, and certain other required information.  Copies of our 2006 Annual Report to Stockholders and the Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2006 (the “2006 Fiscal Year”) are being mailed with this Proxy Statement, but are not incorporated herein by reference and should not be deemed to be part of the Proxy Statement.

Who can attend the Annual Meeting and who is entitled to vote?

          All stockholders of the Company as of the record date, March 1, 2007 (the “Record Date”), their authorized representatives and guests of Emisphere will be able to attend the Annual Meeting.

          All holders of record of Emisphere’s common stock, $0.01 par value per share, which we sometimes refer to as “Common Stock,” on the Record Date will be entitled to vote at the 2007 Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting.

What proposals will be voted upon at the Annual Meeting?

          The Annual Meeting has been called to consider and take action on the following items:

1.	The election of the Director Nominee Howard M. Pack as director for a term expiring at the third succeeding annual meeting of stockholders after his election (Class II Director);

2.	To approve and adopt an amendment to our Certificate of Incorporation to increase the total number of authorized shares of Common Stock to 100,000,000;

3.	To approve and adopt the 2007 Stock Award and Incentive Plan;

4.	The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

What are the Board of Directors’ voting recommendations with respect to the proposals to be voted at the Annual Meeting?

          The Board of Directors recommends a vote:

•	“FOR” the election of the Class II Director Nominee as director for the term expiring at the third succeeding annual meeting of stockholders after their election;

•	“FOR” the approval of the amendment to our Certificate of Incorporation to increase the total number of authorized shares of stock to 100,000,000;

•	“FOR” the approval of the 2007 Stock Award and Incentive Plan.

          If any other matter is properly presented at the Annual Meeting or any adjournments or postponements thereof, your proxy will be voted in accordance with the discretion of the person holding the proxy.  At the time this Proxy Statement went to press, Emisphere knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

How do I vote in person?

          If you plan to attend the Annual Meeting on April 20, 2007, please bring proof of identification and the enclosed Proxy Card.  However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

How do I vote by proxy?

          If you are a registered holder as of the Record Date, you can vote your proxy via the Internet, by telephone, by mail or in person at the Annual Meeting on April 20, 2007.

          If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote your shares. You should complete a voting instruction card which your broker or nominee is obligated to provide you. If you wish to vote in person at the Annual Meeting, you must first obtain from the record holder a proxy issued in your name.

How do I vote via the Internet?

          If you wish to vote via the Internet, follow the Internet voting instructions located on your Proxy Card.  A control number, located on the Proxy Card, is designated to verify your identity and allow you to vote the shares and confirm that the voting instructions have been recorded properly.

How do I vote via telephone?

          If you wish to vote via telephone, use the toll-free telephone number found on the Proxy Card and follow the voting instructions located on the Proxy Card.  A control number, located on the Proxy Card, is designated to verify your identity, allow you to vote the shares and confirm that the voting instructions have been recorded properly.

How do I vote my shares?

          If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the Proxy Card. Please review the voting instructions on the Proxy Card and read the entire text of the proposals. Please review the recommendation of the Board of Directors in the Proxy Statement prior to marking your vote.

          If your Proxy Card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the Proxy Card.

What constitutes a quorum?

          As of the Record Date, 28,311,948 shares of Common Stock were outstanding.  A majority of the total number of our outstanding shares present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

Who counts the vote?

          Tabulation of proxies and the votes cast at the meeting are conducted by an independent agent appointed by Emisphere and certified by an independent inspector of elections.

May I revoke my proxy?

          You may revoke your Proxy at any time before it is voted at the Annual Meeting by taking one of the following three actions: (i) by giving timely written notice of the revocation to the Secretary of the Company; (ii) by executing and delivering a Proxy with a later date; or (iii) by voting in person at the Annual Meeting.  Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

What vote is required to approve each proposal?

          A plurality of the votes cast at the Annual Meeting is required to elect the Director Nominees. The affirmative vote of holders of a majority of the shares present in person or by proxy is required for the approval of the Stock Award and Incentive Plan.  The amendment of our Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on the Record Date whether or not present in person or represented by proxy.

          At the Annual Meeting, abstentions will be counted as votes cast on proposals presented to stockholders, but broker non-votes will not be considered votes cast and the shares represented by broker non-votes with respect to any proposal will be considered present but not eligible to vote on such proposal.  Abstentions and broker non-votes will have no effect on the Director Nominees, which is by plurality vote, but abstentions will, in effect, be votes (i) against the adoption of the 2007 Stock Award and Incentive Plan and (ii) against the amendment to increase the authorized Common Stock of the Company, as these items require the affirmative vote of a majority of the shares present and eligible to vote on such items.

Who bears the cost of soliciting the proxies?

          We will pay all costs of preparing, assembling, printing and distributing the proxy materials.   We may solicit proxies on behalf of the Board of Directors through the mail, in person, and by telecommunications. We will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.  We have engaged Morrow & Company to assist with the solicitation of proxies for an estimated fee of $15,000.

Where are Emisphere’s Executive Offices?

          Our principal executive offices are located at 765 Old Saw Mill River Road, Tarrytown, New York 10591 and our telephone number is (914) 347-2220.

How can I get additional information about Emisphere?

          We will, upon written request of any stockholder, furnish, without charge, a copy of this Proxy Statement and our Annual Report on Form 10-K, for the 2006 Fiscal Year, as filed with the U.S. Securities and Exchange Commission, which we sometimes refer to as the “SEC.”  Please address your requests to Emisphere Technologies, Inc., 765 Old Saw Mill River Road, Tarrytown, New York 10591 Attention: Secretary.  Electronic copies of this Proxy Statement, the 2006 Annual Report and the Company’s Annual Report on Form 10-K, for the 2006 Fiscal Year are located within the Investor Relations section of our website at www.emisphere.com and are also available at the SEC’s website at www.sec.gov.  The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only.

          If you wish, you can access future proxy statements and annual reports on the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option by marking the appropriate box on your Proxy Card or by following the instructions if you vote by telephone or the Internet. If you choose to access future proxy statements and annual reports on the Internet, you will receive a Proxy Card in the mail next year with instructions containing the Internet address for those materials. Your choice will remain in effect until you advise us otherwise.

          If you are a beneficial owner, and your shares are held in a stock brokerage account or by a bank or other nominee, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future proxy statements and annual reports on the Internet. Most beneficial owners who elect electronic access will receive an e-mail message next year containing the Internet address for access to the Proxy Statement and Annual Report.

          Emisphere is subject to the informational requirements of the Securities Exchange Act (the “Exchange Act”), which require that the Company’s Annual Report on Form 10-K, the Proxy Statement and other information be filed with the SEC. These filings may be inspected and copied at the public reference facilities of the SEC. Call (800) SEC-0330 for more information regarding public reference facilities.  Copies of the material may also be obtained upon request and upon payment of the appropriate fee from the Public Reference Section of the SEC, 100F Street N.E., Room 1580, Washington, DC 20549.  In addition, the SEC maintains a website on the Internet that contains reports, proxy and information statements, as well as other information regarding registrants that file electronically with the SEC, including our Company.  The SEC’s website address is “www.sec.gov.”

Householding of Annual Meeting Materials

          Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our Proxy Statement and Annual Report to Stockholders may have been sent to multiple stockholders in each household.  We will promptly deliver a separate copy of either document to any stockholder upon written or oral request made to our Investor Relations Department, Emisphere Technologies, 765 Old Saw Mill River Road, Tarrytown, New York 10591, telephone: (914) 785-4742.  Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, must make an election on the proxy card or contact the stockholder’s bank, broker, or other nominee record holder. Stockholders may also contact us at the above address and phone number with their election.

DIRECTORS AND EXECUTIVE OFFICERS

          Our business is overseen by the Board of Directors.  It is the paramount duty of the Board of Directors to oversee the Chief Executive Officer and other senior management in the competent and ethical operation of the Company on a day-to-day basis and to assure that the long-term interests of the stockholders are being served. To satisfy this duty, our directors take a proactive, focused approach to their position, and set standards to ensure that the Company is committed to business success through maintenance of the highest standards of responsibility and ethics.  The Board of Directors is kept advised of our business through regular verbal or written reports, Board of Directors meetings, and analysis and discussions with the Chief Executive Officer and other officers of the Company.

          Members of the Board of Directors bring to us a wide range of experience, knowledge and judgment. Our governance organization is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance.

          The Board of Directors has affirmatively determined that Dr. Stephen K. Carter, Mr. Howard M. Pack, Mr. John D. Harkey, Jr., Dr. Mark H. Rachesky, and Dr. Michael Weiser are independent directors within the meaning of Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc. (“Nasdaq”).  The independent directors meet in separate sessions at the conclusion of each board meeting and at other times as deemed necessary by the independent directors, in the absence of Dr. Michael M. Goldberg, the sole non-independent director.

Committees of the Board of Directors

          The Board of Directors has established an audit committee, a compensation committee and a governance and nominating committee. Each of the committees of the Board of Directors acts pursuant to a separate written charter adopted by the Board of Directors.  On February 12, 2007, the Board of Directors also established an executive committee consisting of Drs. Rachesky, Weiser and Carter, Mr. Pack and Mr. Harkey.

          The audit committee is currently comprised of John D. Harkey, Jr. (chairman), Howard Pack and Dr. Michael Weiser.  All of the members of the audit committee are independent within the meaning of Rule 4200 of the Nasdaq.  The Board of Directors has determined that John D. Harkey, Jr., the chairman of the audit committee, is an “audit committee financial expert,” within the meaning of Item 401(h) of Regulation S-K. The audit committee’s responsibilities and duties are summarized in the report of the audit committee and in the audit committee charter which is available on our website (www.emisphere.com).

          The compensation committee is currently comprised of Howard M. Pack (chairman), Dr. Stephen Carter, and Dr. Mark H. Rachesky.  All members of the compensation committee are independent within the meaning of Rule 4200 of the Nasdaq, non-employee directors within the meaning of the rules of the Securities and Exchange Commission and “outside” directors within the meaning set forth under Internal Revenue Code Section 162(m). The compensation committee’s responsibilities and duties are summarized in the report of the compensation committee and in the compensation committee charter also available on our website.  There were no interlocks or insider participation between any member of the board or compensation committee and any member of the board of the directors or compensation committee of another company.

          The governance and nominating committee is currently comprised of Dr. Mark H. Rachesky (chairman), Dr. Stephen K. Carter and Howard M. Pack.  All members of the governance and nominating committee are independent within the meaning of Rule 4200 of the Nasdaq. The governance and nominating committee’s responsibilities and duties are set forth in the governance and nominating committee charter on our website.  Among other things, the governance and nominating committee is responsible for recommending to the board the nominees for election to our Board of Directors and the identification and recommendation of candidates to fill vacancies occurring between annual stockholder meetings.

The table below provides membership information for each board committee during 2006:

Name	Board	Audit	Compensation	Governance and Nominating

Stephen K. Carter, M.D. (1)	X		X	X
John D. Harkey, Jr. (1)	X	X*
Michael M. Goldberg, M.D. (2)	X
Mark H. Rachesky, M.D. (2)	X		X	X*
Michael Weiser, M.D. (2)	X	X
Howard M. Pack (3)	X	X	X*	X

* Chair
(1) Class I directors: Term as director is expected to expire in 2009
(2) Class III directors: Term as director is expected to expire in 2008
(3) Class II directors: Term as director is expected to expire in 2007

Meetings Attendance

          During the 2006 fiscal year, our Board of Directors held nine (9) meetings. Each director attended 75 percent or more of the aggregate number of Board of Directors meetings and committees of which he was a member that were held during the period of his service as a director.

          The audit committee met four (4) times during the 2006 fiscal year.

          The compensation committee met five (5) times during the 2006 fiscal year.

          The governance and nominating committee did not meet during the 2006 fiscal year.

          The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, although it does encourage attendance by the directors.  Historically, more than a majority of the directors have attended the annual meeting.

Code of Conduct for Officers and Employees and Code of Business Conduct and Ethics for Directors

          In 2003, we adopted a Code of Conduct that applies to all of our officers and employees. In 2004, the Board of Directors adopted a Code of Business Conduct and Ethics that applies specifically to the members of the Board of Directors. The directors will be surveyed annually regarding their compliance with the policies as set forth in the Code of Conduct for Directors.  The Code of Conduct and the Code of Business Conduct and Ethics for Directors are available on the Corporate Governance section of our website at www.emisphere.com.  The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only. The Company intends to disclose on its website any amendment to, or waiver of, a provision of the Code of Conduct that applies to the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller. Our Code of Conduct contains provisions that apply to our Chief Executive Officer, Chief Financial officer and all other finance and accounting personnel. These provisions comply with the requirements of a company code of ethics for financial officers that were promulgated by the SEC pursuant to the Exchange Act.

Stockholder Communications

          We have established an Investor Relations Office for all stockholder inquiries and communications.  The Investor Relations Office facilitates the dissemination of accurate and timely information to our stockholders. In addition, the Investor Relations Office ensures that outgoing information is in compliance with applicable securities laws and regulations. All investor queries should be directed to our internal Investor Relations Officer or our Corporate Secretary.

ELECTION OF DIRECTORS

          Nominations for the election of directors may be made by the Board of Directors or the governance and nominating committee. The committee did not reject any candidates recommended within the preceding year by a beneficial owner of, or from a group of security holders that beneficially owned, in the aggregate, more than five  percent (5%) of the Company’s voting stock.

          Although it has no formal policy regarding stockholder nominees, the governance and nominating committee believes that stockholder nominees should be viewed in substantially the same manner as other nominees. Stockholders may make a recommendation for a nominee by complying with the notice procedures set forth in our by-laws. The governance and nominating committee will give nominees recommended by stockholders in compliance with these procedures the same consideration that it gives to any board recommendations. To date, we have not received any recommendations from stockholders requesting that the nominating and governance committee (or any predecessor) consider a candidate for inclusion among the committee’s slate of nominees in the Company’s proxy statement, and the Director Nominees have been nominated by the governance and nominating committee.

          To be considered by the committee, a Director Nominee must have broad experience at the strategy/policy-making level in a business, government, education, technology or public interest environment, high-level managerial experience in a relatively complex organization or experience dealing with complex problems. In addition, the nominee must be able to exercise sound business judgment and provide insights and practical wisdom based on experience and expertise, possess proven ethical character, be independent of any particular constituency, and be able to represent all stockholders of the Company.

          The committee will also evaluate whether the nominee’s skills are complimentary to the existing board member’s skills, and the board’s needs for operational, management, financial, technological or other expertise; and whether the individual has sufficient time to devote to the interests of Emisphere.  The prospective board member cannot be a board member or officer at a competing company nor have relationships with a competing company. He/she must be clear of any investigation or violations that would be perceived as affecting the duties and performance of a director.

          The nominating and governance committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the board with skills and experience that are relevant to the business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective.  If any member of the board does not wish to continue in service, or if the nominating and governance committee or the board decides not to nominate a member for re-election, the nominating and governance committee identifies the desired skills and experience of a new nominee, and discusses with the board suggestions as to individuals that meet the criteria.

Compensation of Non-Employee Directors

          A director who is a full-time employee of the Company receives no additional compensation for his services as a director. With respect to all other directors (“non-employee directors”), the Company’s philosophy is to provide competitive compensation and benefits necessary to attract and retain high-quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of stockholders.

          Commencing April 1, 2004, the following represents the compensation of the non-employee members of the Board of Directors:

•

Under the Director Stock Plan each non-employee director who owns less than 5% of the outstanding stock of the Company receives, on the date of each regular annual stockholder’s meeting and in lieu of the Initial Grant and the Additional Grants, a stock option to purchase 7,000 shares of the Common Stock.  The stock options vest on the six (6) month anniversary of the grant date provided the director continuously serves as a director from the grant date through such vesting date.  Notwithstanding the foregoing, any director who holds any unvested stock options pursuant to an Initial Grant or Additional Grant is ineligible to receive any stock options described in this paragraph unless and until all such options vest.  All other terms of the stock options described above apply to these stock options.

•

In recognition of the roles and responsibilities of the Board of Directors and current market data, the Board of Directors’ compensation includes an annual retainer of $20,000, half of which is payable in cash and the balance of which is payable in shares of restricted stock granted under the Director Stock Plan on the date of each regular annual stockholders meeting, provided the director is an eligible director on that date.  Directors owning greater than 5% of the outstanding stock of the Company are not eligible for the grant of restricted stock, and therefore only receive $10,000 in cash compensation.  The number of shares of restricted stock is determined by dividing the cash portion of the annual board retainer by the closing price of the Common Stock on the grant date.  The shares of restricted stock vest and are issued six months after the grant date provided the director continuously serves as a director from the grant date through such vesting date.

•	Additional committee and chairperson fees are paid as follows:

o	$3,000 annual committee retainer paid quarterly;

o	$1,000 per committee meeting fee, but only if the meeting exceeds 15 minutes and is not held on the same day as a board meeting; and

o	An additional $500 payable to the chairperson of each committee for each committee meeting, but only if the meeting exceeds 15 minutes and is not held on the same day as a board meeting.

          For each board meeting attended prior to April 1, 2004, non-employee directors had the right to receive, under our Directors’ Deferred Compensation Stock Plan, shares of Common Stock, based on a fee of $1,000 and the closing price of the Common Stock on the date of the meeting (the “Annual Board Retainer”).  Under that plan, Emisphere maintains a “share account” for each eligible director and is obligated to issue the shares within six months of a director’s retirement from the board or other termination as a director. Through January 31, 2004, Mr. Pack and Dr. Carter have 2,767 and 355 shares, respectively, in accordance with the Directors’ Deferred Compensation Stock Plan, which will be available to them following their termination of services to the Board of Directors.

          Our Stock Option Plan for Outside Directors was amended and restated as of April 1, 2004 and renamed the Stock Incentive Plan for Outside Directors (the “Director Stock Plan”).  Prior to April 1, 2004, the plan provided that each non-employee director received, upon appointment, a stock option to purchase 35,000 shares of the Common Stock (the “Initial Grant”). On the fifth anniversary of his appointment, and every three (3) years thereafter, each such director had the right to receive a stock option to purchase 21,000 shares of Common Stock (each, an “Additional Grant”).  All grants made under the Director Stock Plan prior to April 1, 2004, vest at the rate of 7,000 stock option shares per year.  In the event that the holder of an option ceases to serve as a director, all previously granted options may be exercised to the extent vested within six (6) months after termination of directorship (one (1) year if the termination is by reason of death), except that, from and after April 1, 2004 (unless otherwise provided in an option agreement), if a director becomes an “emeritus director” of the Company immediately following his Board service, the vested options may be exercised for six (6) months after termination of service as an “emeritus director.”  All unvested options expire upon termination of Board service.  As of December 31, 2006, there are 401,070 shares available for future grants under the Director Stock Plan.

DIRECTOR COMPENSATION TABLE - 2006

          The table below represents the compensation paid to our outside directors during the year ended December 31, 2006:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($) (1)		All Other Compensation ($)	Total ($)

Stephen K. Carter, M.D.	17,750	10,000	(2)	29,160	(3)	—	56,910
John D. Harkey, Jr.	14,250	10,000	(2)	13,580	(4)	—	37,830
Mark H. Rachesky, M.D.	16,000	—		—		—	16,000
Michael Weiser, M.D.	15,250	10,000	(2)	13,580	(4)	—	38,830
Howard M. Pack	23,000	10,000	(2)	28,483	(5)	—	61,483

(1)

The value listed in the above table represents the fair value of the options that vested during 2006, including options granted in 2006 and calculated at the grant date using a Black-Sholes-Merton (“Black-Sholes”) option-pricing model.  The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables.

(2)	Represents 1,115 shares at a grant date fair value of $8.97 (the stock price on the date of grant)
(3)	Represents 7,000 shares at a grant date fair value of $4.23 (valued using Black-Sholes)
(4)	Represents 7,000 shares at a grant date fair value of $1.94 (valued using Black-Sholes)
(5)	Represents 7,000 shares at a grant date fair value of $2.13 and $7,000 shares at a grant date fair value of $1.94 (both valued using Black-Sholes)

          The following table summarizes the aggregate number of option awards held by each director at December 31, 2006.  There were no outstanding stock awards at December 31, 2006:

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Stephen K. Carter, M.D.	21,000	14,000	(1)		5.75	12/11/2013
John D. Harkey, Jr.	7,000	—		—	8.97	5/26/2016
Mark H. Rachesky, M.D.	—	—		—	—	—
Dr. Michael Weiser	7,000	—		—	8.97	5/26/2016
Howard M. Pack	21,000	—		—	13.75	4/28/2007
	21,000	—		—	41.06	4/28/2010
	35,000	—		—	13.00	5/10/2012
	21,000	—		—	2.89	4/28/2013
	7,000	—		—	8.97	5/26/2016

(1)	7,000 exercisable on 12/11/2007 and 12/11/2008, respectively

SECURITIES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY PLANS

          The following table provides information as of December 31, 2006 about the Common Stock that may be issued upon the exercise of options granted to employees, consultants or members of our Board of Directors under all of our existing equity compensation plans, including the 1991 Stock Option Plan, 1995 Stock Option Plan, 2000 Stock Option Plans, the 2002 Broad Based Plan, (collectively “the Plans” ) the 1997 Directors’ Option Plan, The Directors Deferred Compensation Plan and the 1994 Qualified and Non-Qualified Employee Stock Purchase Plans (“ESPP”):

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options	(b) Weighted average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity Compensation Plans Approved by Security Holders
The Plans	3,807,012	$16.63	476,570
1997 Directors Option Plan	177,000	13.42	401,070
1994 Qualified and Non-qualified ESPP	75,143	4.50	—
Equity Compensation Plans not approved by Security Holders (1)	20,000	14.84	—

Total	4,079,155	$16.26	877,640

(1)  Our Board of Directors has granted options which are currently outstanding for a former consultant. The Board of Directors determines the number and terms of each grant (option exercise price, vesting and expiration date).  These grants were made on 7/12/2001, 7/12/2002 and 7/14/2003.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          At the close of business on the Record Date, there were approximately 28,311,948 shares of Common Stock outstanding and entitled to vote.  The presence, either in person or by proxy, of persons entitled to vote a majority of our outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes are counted for purposes of determining a quorum.  Abstentions are counted as if they were “no” votes in tabulations of the votes cast, whereas broker non-votes, are not considered as having voted for the purposes of determining the outcome of a vote.  Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

COMMON STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

          The following table sets forth certain information, as of March 1, 2007, regarding the beneficial ownership of the Common Stock by (i) each director, including the Director Nominee; (ii) each Executive Officer; and (iii) all of our directors and Executive Officers as a group. The number of shares beneficially owned by each director or Executive Officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power (which includes power to vote, or direct the voting of, such security) or investment power (which includes power to dispose of, or direct the disposition of, such security) as well as any shares which the individual has the right to acquire as of sixty (60) days after March 1, 2007.  Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned:

Directors and Executive Officers

Name and Address (a)	Common Shares Beneficially Owned (b)		Common Shares Underlying Options (c)		Percent Of Class (d)

Lewis H. Bender	288,533		259,700		1.01%
Mark H. Rachesky, M.D.	9,682,626	(f)	5,472,626		28.66%
Michael M. Goldberg, M.D.	1,622,778	(e)	1,490,315	(e)	5.45%
Steven M. Dinh	235,422		214,000		*
Shepard M. Goldberg	226,566		212,200		*
Howard M. Pack	213,939		105,000		*
Stephen Carter, M.D.	26,049		21,000		*
Michael Weiser, M.D.	8,115		7,000		*
John D. Harkey, Jr.	8,115		7,000		*
Elliott Maza, J.D., C.P.A.	30,000		30,000		*
All directors and executive officers as a group	12,432,143		7,818,841

*	Less than 1%

	(a)	Unless otherwise specified, the address of each beneficial owner is c/o Emisphere Technologies, Inc., 765 Old Saw Mill River Road, Tarrytown, New York 10591.

(b)

The number of shares set forth for each director and Executive Officer consists of direct and indirect ownership of shares, including stock options that are currently exercisable or exercisable within 60 days of March 1, 2007, deferred common share units and restricted stock.

(c)

The number of shares set forth for each director and Executive Officer consists of stock options that are currently exercisable and stock options that will be exercisable within 60 days of March 1, 2007 and are included in the number of shares set forth under the column “Common Shares Beneficially Owned”.

(d)

Percentage of beneficial ownership is based on 28,311,948 shares of Common Stock outstanding as of March 1, 2007.  In determining the number and percentage of shares beneficially owned by each director and Executive Officer, shares that may be acquired by such person pursuant to options currently exercisable or exercisable within 60 days of March 1, 2007 are deemed to be outstanding for the purpose of determining the total number of outstanding Common Stock owned by a director or Executive Officer individually and by all directors and Executive Officers as a group.  However, these shares are not deemed to be outstanding for the purpose of computing the individual ownership percentage of any other person.

	(e)	Does not include options to purchase 132,000 shares that would immediately vest in the event Dr. Goldberg’s termination is determined to be without cause.

	(f)	This number consists of:

o	4,210,000 Shares held by the following entities:
	•	3,123,626 shares held for the account of MHR Capital Partners Master Account LP
	•	424,818 shares held for the account of MHR Capital Partners (100) LP
	•	187,979 shares held for the account of MHR Institutional Partners II LP
	•	473,577 shares held for the account of MHR Institutional Partners IIA LP
o	4,468,041 shares to be issued upon conversion of the Convertible Notes held by the following entities:
	•	123,039 shares to be issued to MHR Capital Partners (100) LP
	•	899,719 shares to be issued to MHR Capital Partners Master Account LP
	•	978,967 shares to be issued to MHR Institutional Partners II LP
	•	2,466,316 shares to be issued to MHR Institutional Partners IIA LP
o	1,004,585 of outstanding warrants held by the following entities
	•	115,961 held by MHR Capital Partners (100) LP
	•	340,222 held by MHR Capital Partners (500) LP
	•	37,030 held by MHR Institutional Partners IIA LP
	•	14,698 held by MHR Institutional Partners II LP
	•	496,674 held by MHR Capital Partners Master Account LP

Principal Holders of Common Stock

          The following table sets forth information regarding beneficial owners, other than our former CEO, of more than five (5%) percent of the outstanding shares of Common Stock as of March 1, 2007:

Name and Address	Number of Shares Beneficially Owned		Percent Of Class (a)

Atticus Capital, LLC
152 West 57th Street, 45th Floor
New York, NY 10019	2,678,800	(b)	9.46%
Mark H. Rachesky, M.D.
40 West 57th Street, 24th Floor
New York, NY 10019	9,601,824	(c)	33.91%
Deutsche Bank AG
Taunusanlage 12
D-60325 Frankfurt am Main
Federal Republic of Germany	1,519,363	(d)	5.37%
Brandon Fradd, M.D.
68 Jane Street, Suite 2E
New York, NY 10014	2,083,000	(e)	7.36%

(a)	Applicable percentage ownership is based on 28,311,948 shares of Common Stock outstanding as of March 1, 2007.

(b)	In calculating the beneficial ownership of this entity, the Company has relied upon the Schedule 13G filed by this entity with the SEC on February 14, 2007.

(c)	Dr. Rachesky is an affiliate of MHR Capital Partners (500) and other affiliated funds and is deemed to be the beneficial holder of a total of 9,601,824 shares of Common Stock. This number consists of:

o	4,210,000 Shares held by the following entities:
	•	3,123,626 shares held for the account of MHR Capital Partners Master Account LP
	•	424,818 shares held for the account of MHR Capital Partners (100) LP
	•	187,979 shares held for the account of MHR Institutional Partners II LP
	•	473,577 shares held for the account of MHR Institutional Partners IIA LP
o	4,387,239 shares to be issued upon conversion of the Convertible Notes held by the following entities:
	•	120,813 shares to be issued to MHR Capital Partners (100) LP
	•	883,448 shares to be issued to MHR Capital Partners Master Account LP
	•	961,263 shares to be issued to MHR Institutional Partners II LP
	•	2,421,715 shares to be issued to MHR Institutional Partners IIA LP
o	1,004,585 of outstanding warrants held by the following entities
	•	115,961 held by MHR Capital Partners (100) LP
	•	340,222 held by MHR Capital Partners (500) LP
	•	37,030 held by MHR Institutional Partners IIA LP
	•	14,698 held by MHR Institutional Partners II LP
	•	496,674 held by MHR Capital Partners Master Account LP

(d)	In calculating the beneficial ownership of this entity, the Company has relied upon the Schedule 13G filed by this entity with the SEC on February 1, 2007.

(e)	In calculating the beneficial ownership of this entity, the Company has relied upon the Schedule 13G filed by this entity with the SEC on February 14, 2006. This number consists of:

o	228,820 shares held directly by Dr. Fradd

o	1,854,180 shares held in Dr. Fradd’s capacity as the sole principal of Apollo Equity Management, Inc. and as the manager of several corporate accounts

o	1,256,415 shares held by Apollo Medical Fund Management L.L.C. and Apollo Medical Partners, L.P.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The compensation committee operates under a written charter adopted by the Board of Directors. The compensation committee charter can be found on our website at www.emisphere.com.  The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only.

          The compensation committee is responsible for the consideration of stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation arrangements related to executive officers.  The compensation committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the compensation committee consisting of not less than two members of the committee.  The compensation committee has the authority to retain, at the expense of the Company, such outside counsel, experts and other advisors as deemed appropriate to assist it in the full performance of its functions.  The Company’s chief executive officer is involved in making recommendations to the compensation committee for compensation of executive officers (except for himself) as well as recommending compensation levels for directors.

          Our executive compensation program is administered by the compensation committee of the board of directors. The compensation committee, which is composed of non-employee independent directors, is responsible for reviewing with Company management and approving compensation policy and all forms of compensation for executive officers and directors in light of the Company’s current business environment and the Company’s strategic objectives. In addition, the compensation committee acts as the administrator of the Company’s stock option plans.  The compensation committee’s practices include reviewing and establishing executive officers’ compensation to ensure that base pay and incentive compensation are competitive to attract and retain qualified executive officers, and to provide incentive systems reflecting both financial and operating performance, as well as an alignment with stockholder interests. These policies are based on the principle that total compensation should serve to attract and retain those executives critical to the overall success of Emisphere and should reward executives for their contributions to the enhancement of stockholder value.

          The Compensation Committee has reviewed the Compensation Discussion and Analysis presented herein under “Compensation Plans” with the management of the Company.  Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Form 10-K and Proxy Statement of the Company.

The Members of the Compensation Committee
Howard M. Pack (Chairman)
Stephen K. Carter, M.D.
Mark H. Rachesky, M.D.

AUDIT COMMITTEE REPORT

          The audit committee operates under a written charter adopted by the Board of Directors. The audit committee has reviewed the relevant standards of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the corporate governance listing standards of the NASDAQ regarding committee policies. The Board of Directors adopted an amendment to the audit committee’s charter on March 9, 2006. The committee intends to further amend its charter, if necessary, as the applicable rules and standards evolve to reflect any additional requirements or changes. The updated audit committee charter can be found on our website at www.emisphere.com.  The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only.

          The audit committee is currently comprised of John D. Harkey, Jr., (chairman), who was appointed on April 4, 2006, Howard M. Pack and Dr. Michael Weiser.  All of the members of the audit committee are independent within the meaning of Rule 4200 of the NASD.  The Board of Directors has determined that John D. Harkey, Jr. is an “audit committee financial expert,” within the meaning of Item 401(h) of Regulation S-K.

          Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal control over financial reporting.  PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accountants, audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States, and report on internal control over financial reporting.  PwC’s reports to the audit committee as members of the Board of Directors and as representatives of the Company’s stockholders.

          The audit committee meets with management periodically to consider the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting.  The audit committee discusses these matters with the appropriate Company financial personnel. In addition, the audit committee has discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Principal Accounting Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

          On an as needed basis, the audit committee meets privately with PwC.  The audit committee also appoints the independent registered public accounting firm, approves in advance their engagements to perform audit and any non-audit services and the fee for such services, and periodically reviews their performance and independence from management.  In addition, when appropriate, the audit committee discusses with PwC plans for the audit partner rotation required by the Sarbanes-Oxley Act.

          Pursuant to its charter, the audit committee assists the board in, among other things, monitoring and reviewing (i) our financial statements, (ii) our compliance with legal and regulatory requirements and (iii) the independence, performance and oversight of our independent registered public accounting firm. Under the audit committee charter, the audit committee is required to make regular reports to the board.

          During the 2006 Fiscal Year, the audit committee of the Board of Directors reviewed and assessed:

•

the quality and integrity of the annual audited financial statements with management, including issues relating to accounting and auditing principles and practices, as well as the adequacy of internal controls, and compliance with regulatory and legal requirements;

•	the qualifications and independence of the independent registered public accounting firm; and

•

management’s, as well as the independent auditor’s, analysis regarding financial reporting issues and judgments made in connection with the preparation of our financial statements, including those prepared quarterly and annually, prior to filing our quarterly report on Form 10-Q and annual report on Form 10-K.

          The audit committee has reviewed the audited financial statements and has discussed them with both management and the PwC, independent registered public accounting firm.  The audit committee has also discussed with management and PwC those matters requiring discussion by the Codification of Statements of Auditing Standards, AU § 380 (“SAS 61”) as currently in effect, including the independence of PwC.  Additionally, the audit committee reviewed the written disclosures and the letter from PwC required by the Independence Standards board Standard No.1 (Independence Discussions with Audit Committees), as currently in effect.  The audit committee also received reports from PwC regarding all critical accounting policies and practices used by the Company, any alternative treatments of financial information used, generally accepted accounting principles that have been discussed with management, ramifications of the use of alternative treatments and the treatment preferred by PwC and other material written communications between PwC and management, including management letters and schedules of adjusted differences.

          In making its decision to select PwC as Emisphere’s independent registered public accounting firm for 2007, the audit committee considers whether the non-audit services provided by PwC are compatible with maintaining the independence of PwC.

          Based upon the review and discussions referenced above, the audit committee, as comprised at the time of the review and with the assistance of a financial consultant, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and be filed with the SEC.

The Members of the Audit Committee
John D. Harkey, Jr. (Chairman)
Howard M. Pack
Dr. Michael Weiser

INDEPENDENT AUDITOR FEES

          The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP (“PwC”) for the audit of our annual financial statements for the years ended December 31, 2006 and December 31, 2005, and fees billed for other services rendered by PwC during the respective periods.

Types of Fees	2006	2005

Audit Fees (1)	$958,556	$1,133,825
Audit Related Fees (2)	35,000	3,875
Tax Fees (3)	2,500	30,000
All Other Fees (4)	186,750	291,500

(1)

Audit fees for 2006 and 2005 were for professional services rendered for the audit of the Company’s financial statements for the fiscal year, including attestation services required under Section 404 of the Sarbanes-Oxley Act of 2002, and reviews of the Company’s quarterly financial statements included in its Form 10-Q filings.

(2)	Audit-related fees include professional services related to the audit of our financial statements, such as consultation on accounting standards or transactions.
(3)	Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.
(4)	All other fees are for services related to our registration statements on Form S-3 and S-3/A and financing transactions.

          The audit committee has determined that the independent registered public accounting firm’s provision of non-audit services in 2006 is compatible with and does not impair the registered public accounting firm’s independence.  All decisions regarding selection of independent registered public accounting firms and approval of accounting services and fees are made by our audit committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and related SEC rules.

          The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm; these services may include audit services, audit related services, tax services and other services. The committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, where pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services  and is subject to a specific budget. For each proposed service, the independent auditor is required to provide detailed communication at the time of approval. The committee may delegate pre-approval authority to one or more of its members, who must report same to the Committee members at the next meeting.  The audit committee, after discussion with PwC, agreed that any additional audit or tax service fees could be paid by us, subject to the pre-approval of the audit committee chairman.

          The Audit Committee intends to select PwC to serve as independent registered public accounting firm for the fiscal year ending December 31, 2007. PwC has served as Emisphere’s independent registered public accounting firm since November 1991.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary –

          The discussion that follows outlines the compensation awarded to, earned by or paid to the named executive officers of the Company including a review of the principal elements of compensation, the objectives of the Company’s compensation program, what the program is designed to reward and why and how each element of compensation is determined.

          In general, the Company operates in a marketplace where competition for talented executives is significant.  Further, the Company is engaged in the long-term development of drug candidates, without the benefit of significant current revenues, and therefore its operations require it to raise capital in order to continue its activities.  As such, the Company’s operations include special needs and risks for the Company to address in developing programs that promote long-term performance and retention.  The Company’s compensation program for named executive officers consists of cash compensation as base salary, medical, basic life insurance, long term disability, flexible spending accounts, paid time off, and defined contribution retirement plans as well as long term equity incentives offered through stock option and employee stock purchase plans.  Such program is developed in part by benchmarking against other companies in the biotechnology/pharmaceutical sectors, as well as by the judgment and discretion of our Board.

Discussion and Analysis –

          Objectives of the compensation and reward program – The biopharmaceutical marketplace is highly competitive and includes companies with far greater resources than ours.  Our work involves development of drug candidates over a long period of time and involves a high degree of risk and uncertainty.  Continuity of both scientific knowledge and relationships across multi-disciplinary functions are critical success factors to our business.  The objectives of our compensation program for named executive officers is to provide competitive cash compensation, competitive health, welfare and retirement benefits as well as long-term equity incentives that offer significant reward potential for the risks assumed and for each individual’s contribution to the long-term performance of the Company.  Individual performance is measured against long-term strategic goals, short-term business goals, scientific innovation, regulatory compliance, new business development, development of employees, fostering of teamwork and other Emisphere values designed to build a culture of high performance.  These policies and practices are based on the principle that total compensation should serve to attract and retain those executives critical to the overall success of Emisphere and are designed to reward executives for their contributions toward business performance that is designed to build and enhance stockholder value.

          Elements of compensation and how they are determined - The key elements of the executive compensation package are base salary (as determined by the competitive market and individual performance), the executive long term disability plan and other health & welfare benefits and participation in the Company’s Qualified and Non-Qualified Employee Stock Purchase Plans applicable to all employees and long-term incentive compensation in the form of periodic stock option grants.  The base salary (excluding payment for accrued but unused vacation) for the named executive officers for 2006 ranged from $270,000 for its Senior Vice President, Operations to $524,000 for its Chief Executive Officer.  In determining the compensation for each named executive officer, the Company generally considers (i) data from outside studies and proxy materials regarding compensation of executive officers at companies believed to be comparable, (ii) the input of other directors and the chief executive officer (other than for his own compensation) regarding individual performance of each named executive officer and (iii) qualitative measures of Emisphere’s performance, such as progress in the development of the Company’s technology, the engagement of corporate partners for the commercial development and marketing of products, effective corporate governance, fiscal responsibility, the success of Emisphere in raising funds necessary to conduct research and development, and the pace at which the Company continues to advance its technologies in various clinical trials.  Our board of directors and compensation committee’s consideration of these factors is subjective and informal, however in general it has determined that the compensation for executive officers should be competitive with market data reflected within the 50th-75th percentile of biotechnology companies for corresponding senior executive positions.  2006 compensation levels were set in 2005 and were based in part by information received from executive compensation consultants, Pearl Myer and Partners, based in New York, N.Y.  Compensable factors benchmarked include market capitalization, head count and location.  While the Company has occasionally paid cash bonuses in the past, there is no consistent annual cash bonus plan for named executive officers.  When considering the compensation of the Company’s chief executive officer, the Company receives information and analysis prepared or secured by the Company’s outside executive compensation experts and survey data prepared by human resources management personnel as well as any additional outside information it may have available.

          The compensation program also includes periodic awards of stock options.  The stock option element is considered a long-term incentive that further aligns the interests of executives with those of our stockholders and rewards long-term performance and the element of risk.  Stock Option awards are made at the discretion of the board of directors based on its subjective assessment of the individual contribution of the executive to the attainment of short and long-term Company goals and milestones.  Such goals and milestones include such things as collaborations with partners, attainment of successful milestones under such collaborations and other corporate developments which advance the progress of our drug candidates from development to market.  Outstanding stock option grants, including unvested grants, for our named executive officers range from 30,000 for our prior chief financial officer to 1,622,315 for our  prior chief executive officer (who was terminated on January 16, 2007) as indicated in the accompanying tables.  There were no stock option grants to named executive officers in 2006.  The Company’s policy with respect to stock options granted to executives is that grant prices should be equal to the fair market value of the Common Stock on the date of grant, that employee stock options should generally vest over a four or five-year period and expire in ten years from date of grant, and that options previously granted at exercise prices higher than the current fair market value should not be repriced.  Once performance bonuses or awards are issued, there are currently no policies in place to reduce, restate or otherwise adjust awards if the relevant performance measures on which they are based are restated or adjusted.  The Company has no policy to require its named executive officers to hold any specific equity interest in the Company.  The Company does not offer its named executive officers any nonqualified deferred compensation, a defined benefit pension program or any post retirement medical or other benefits.

          Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated executive officers of a publicly held company will not be deductible for federal income tax purposes, unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). The Company’s primary objective in designing and administering its compensation policies is to support and encourage the achievement of the Company’s long-term strategic goals and to enhance stockholder value. In general, stock options granted under the Company’s 2000 Stock Option Plan are intended to qualify under and comply with the “performance based compensation” exemption provided under Section 162(m) thus excluding from the Section 162(m) compensation limitation any income recognized by executives at the time of exercise of such stock options. Because salary and bonuses paid to our chief executive officer and four most highly compensated executive officers have been below the $1,000,000 threshold, the compensation committee has elected, at this time, to retain discretion over bonus payments, rather than to ensure that payments of salary and bonus in excess of $1,000,000 are deductible. The compensation committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering the Company’s compensation programs.

          The Company has an employment contract with its former chief executive officer, Dr. Michael M. Goldberg as described under “Transactions with Executive Officers and Directors, Employment Agreement.”  Dr. Goldberg’s employment contract called for compensation and specific benefits that were negotiated at the time of execution as set forth therein.  Included in those annual benefits are (a) personal financial planning and tax preparation services (up to $15,000), expenses of an automobile (up to $1,000 per month), reimbursement for life insurance (up to $50,000) and reasonable attorneys fees in connection with such agreement (one time limit of $40,000).  These additional benefits are not offered to the other named executive officers.  Dr. Goldberg’s contract also called for participation in our annual incentive compensation program, if established by the board at its discretion.  Such program has not been established and no awards were made for 2006.  In addition, Dr. Goldberg’s Employment Contract allowed for severance payments to Dr. Goldberg in the event of certain terminations which call for payment of either eighteen months or two years of base salary plus bonus (depending on the circumstances) plus the continuity of health and life insurance benefits.  In addition, any unvested options and restricted stock awards would vest immediately upon such termination.  The events which would trigger such payment would be termination “without Cause” by the Company or for “Good Reason” by Dr. Goldberg (eighteen months compensation) or for termination within two years of a “Change in Control” (two years compensation), all as defined in the agreement.   Dr. Goldberg was terminated by the Board of Directors on January 16, 2007.  Other than Steven M. Dinh, VP of Research Technology and Development, no other named executive officer has a termination or severance agreement with the Company.

SUMMARY COMPENSATION TABLE - 2006

          The following table sets forth information regarding the aggregate compensation Emisphere paid during 2006 to our Chief Executive Officer, our Chief Financial Officer, and the three other highest paid Executive Officers:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($) (3) (4)	All Other Compensation ($)		Total ($)

Lewis H. Bender, President and CEO (1)	2006	317,366	(5)	—	—	157,820	8,800	(10)	483,986
Shepard M. Goldberg, SVP of Operations	2006	281,295	(6)	—	—	100,940	8,800	(10)	391,035
Steve M. Dinh, VP of Research Technology and Development	2006	280,721	(7)	—	—	82,398	8,800	(10)	371,919
Michael M. Goldberg, M.D., Former CEO (2)	2006	544,079	(8)	—	—	730,320	62,327	(9)	1,336,726
Elliot Maza, J.D., CPA, Former CFO (11)	2006	109,616		—	—	—	4,385	(10)	114,001

(1)	Lewis H. Bender was named as the Company’s President and Chief Executive Officer effective on January 12, 2007.
(2)	On January 12, 2007, Dr. Goldberg was placed on leave and on January 16, 2007, Dr. Goldberg was terminated.
(3)

The value listed in the above table represents the fair value of the options, granted in prior years that vested during 2006 calculated at the grant date using a Black-Sholes-Merton option-pricing model.  The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables.

(4)

Does not include options granted under our 1994 Qualified ESPP or 1994 Non-Qualified ESPP which expire 6 months following the date of grant.  The actual number of shares granted is based on the lower of the fair market value on the date of grant or 85% of the fair market value on the date of exercise.  The potential realizable value for these grants is calculated as the difference between the fair market value on the date of grant, less 85% of the fair market value of the date of grant.  The realized value from these grants in the current year is detailed in the options exercised table below.

(5)	Includes $11,754 for previously accrued vacation
(6)	Includes $8,397 for previously accrued vacation
(7)	Includes $10,397 for previously accrued vacation
(8)	Includes $20,151 for previously accrued vacation
(9)	Includes the following benefits which are called for by our employment contract with Dr. Goldberg:
	a.	Payment of life insurance premium of $37,570
	b.	Personal use of company car of $7,800 (based on IRS valuation table)
	c.	Matching contribution made under a defined contribution plan of $8,800
	d.	Financial Planning of $8,157
(10)	Includes matching contributions made under a defined contribution plan available to substantially all employees.
(11)	On May 19, 2006, our CFO, Elliott Maza resigned. We have not yet filled the position of CFO.

GRANTS OF PLAN-BASED AWARDS - 2006

          There were no grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END - 2006

          The following table sets forth information as to the number and value of unexercised options held by the Executive Officers named above as of December 31, 2006.  There are no outstanding stock awards with executive officers:

	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Unearned Options (#) UnExercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Lewis H. Bender	50,000	—		—	15.88	3/21/2007
	90,000	—		—	48.06	7/6/2010
	60,000	—		—	13.88	3/22/2011
	24,000	6,000	(2)	—	3.28	7/8/2012
	18,000	12,000	(4)	—	2.99	5/15/2013
	5,200	20,800	(5)	—	4.82	11/22/2015
Shepard M. Goldberg	15,000	—		—	15.13	6/4/2008
	75,000	—		—	7.00	6/23/2009
	45,000	—		—	48.06	7/6/2010
	30,000	—		—	13.88	3/22/2011
	24,000	6,000	(2)	—	3.28	7/8/2012
	18,000	12,000	(4)	—	2.99	5/15/2013
	5,200	20,800	(5)	—	4.82	11/22/2015
Steve M. Dinh	120,000	—		—	10.63	3/23/2009
	30,000	—		—	48.06	7/6/2010
	20,000	—		—	13.88	3/22/2011
	20,000	5,000	(2)	—	3.28	7/8/2012
	18,000	12,000	(4)	—	2.99	5/15/2013
	6,000	24,000	(6)	—	4.82	11/22/2015
Michael M. Goldberg (7)	480,000	—		—	48.06	5/2/2010
	500,000	—		—	12.38	7/31/2007
	320,000	—		—	13.88	3/22/2011
	48,000	12,000	(2)	—	3.26	7/8/2012
	62,315	—		—	12.38	7/31/2007
	40,000	160,000	(3)	—	3.46	4/28/2015
Elliot Maza	30,000	—		—	5.95	3/31/2007

(1)

Does not include options granted under our 1994 Qualified ESPP or 1994 Non-Qualified ESPP which expire 6 months following the date of grant.  The actual number of shares granted is based on the lower of the fair market value on the date of grant or 85% of the fair market value on the date of exercise.  The potential realizable value for these grants is calculated as the difference between the fair market value on the date of grant, less 85% of the fair market value of the date of grant.

(2)	Exercisable on 7/8/2007
(3)	40,000 exercisable on each 4/28/2007, 4/28/2008, 4/28/2009 and 4/28/2010, respectively
(4)	6,000 exercisable on each 5/15/2007 and 5/15/2008, respectively
(5)	5,200 exercisable on each 11/22/2007, 11/22/2008, 11/22/2009 and 11/22/2010, respectively
(6)	6,000 exercisable on each 11/22/2007, 11/22/2008, 11/22/2009 and 11/22/2010, respectively
(7)

Dr. Goldberg was terminated on January 16, 2007.  Depending on the ultimate conclusion on the form of his termination, the vesting of his options may change and termination dates of his options will change.

OPTION EXERCISES AND STOCK VESTED - 2006

          The following table sets forth information as to the exercises of options during 2006.  There have been no stock awards made to executives, as such; there was no vesting of stock awards:

	Option Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Lewis H Bender	9,725	10,630
Shepard M. Goldberg	8,682	8,151
Steve M. Dinh	8,601	7,959
Michael M. Goldberg	16,673	39,614
Elliot Maza	15,961	52,639

TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

Employment Agreement

          In April 2005, we entered into an Amended and Restated Employment Agreement with Michael M. Goldberg, M.D.  Pursuant to the terms of the amended and restated employment agreement, Dr. Goldberg is to serve as Chairman and Chief Executive Officer of Emisphere until July 31, 2007 unless he is earlier terminated in accordance with its terms (see below). The agreement permitted annual renewals for successive one-year terms unless at least 90 days prior to the expiration of the original term or any renewal term, the board or Dr. Goldberg notifies the other party in writing that they are electing to terminate the employment agreement at the expiration of the current term. Under the agreement, Dr. Goldberg is entitled to an annual salary of not less than $524,000. Also pursuant to the agreement, Dr. Goldberg was granted an option to purchase 200,000 shares of Common Stock. In addition, Dr. Goldberg is entitled to have the Company reimburse him for premiums of up to $50,000 per year for his life insurance,  out-of-pocket expenses incurred in connection with personal financial planning and tax preparation up to a maximum of $15,000 per year, expenses of an automobile up to a maximum of $12,000 per year, and legal fees incurred by Dr. Goldberg in connection with the negotiation and documentation of the employment agreement and repayment of the loan described below, up to a maximum of $40,000.

          The employment agreement provides, among other things, that upon termination by Emisphere without Cause or by Dr. Goldberg for Good Reason prior to a Change in Control (as each capitalized term is defined in the agreement) we will make monthly severance payments for a period of 18 months, each equal to one month’s base salary and target bonus.  Dr. Goldberg will also receive a pro rata bonus for the year of termination and be entitled to continued health and life insurance coverage during the severance period (subject to cessation upon eligibility for such coverage from a subsequent employer).  In addition, all unvested stock options and restricted stock awards will immediately vest in full upon such termination.

          In the event Dr. Goldberg’s employment is terminated within two years following a Change in Control without Cause or for Good Reason (as each capitalized term defined in the agreement), Emisphere will make a lump sum severance payment equal to two times the amount of the base salary and target annual bonus payable under the agreement.  In addition, upon such termination Dr. Goldberg will be treated as described in the immediately preceding paragraph except that the health and life benefits will continue for up to twenty-four months.  Dr. Goldberg was terminated by the Board of Directors effective on January 16, 2007.

Other Agreements

          The Company previously obtained a $3.2 million face amount, $37,570 annual premium policy for Dr. Goldberg (a “collateral assignment” split-dollar life insurance policy owned by Dr. Goldberg), and subsequently converted that policy to an “endorsement” split-dollar life insurance policy owned by the Company (with the beneficiary selected by Dr. Goldberg in the event of his death prior to a termination of service). The policy is governed by a revised split-dollar agreement that entitles Dr. Goldberg to elect to have the policy rolled out to him following a termination of employment for any reason other than cause or death, provided that he pays to the Company in full the aggregate premiums it has paid on the policy.

          The Company has an agreement with Steven M. Dinh, VP of Research Technology and Development, by which in the event that there is a “Change in Control” resulting in his termination, or a material lessening in job responsibilities and he elects to terminate his employment within 6 months after such change, he shall receive, in addition to the options already vested, (a) a lump sum amount equal to his annual base salary at the time his employment ends, less applicable taxes and deductions; (b) immediate vesting of all remaining options as stipulated by the Plan; and (c) other benefits earned by him in accordance with Emisphere’s standard policies (i.e. accrued vacation). In addition, if Mr. Dinh is terminated for any reason other than cause, he will receive a lumpsum amount equal to his annual base salary at the time his employment ends, less applicable taxes and deductions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules of the Securities and Exchange Commission (the “SEC”) require our directors, Executive Officers and persons who own more than 10% of Common Stock to file reports of their ownership and changes in ownership of Common Stock with the SEC. Our employees sometimes prepare these reports on the basis of information obtained from each director and Executive Officer. Based on written representations of the Company’s directors and Executive Officers and on confirmation that no Form 5 was required to be filed, we believe that all reports required by Section 16(a) of the Exchange Act to be filed by its directors, Executive Officers and greater than ten (10%) percent owners during the last fiscal year were filed on time, except that a late report was filed by Dr. Mark H. Rachesky.

RELATED PARTY TRANSACTION APPROVAL POLICY

          In February 2007, our Board of Directors adopted a written related party transaction approval policy, which sets forth our Company’s polices and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission.  The Company’s policy with regard to related party transactions is that all material transactions non-compensation related are to be reviewed by the Audit Committee for any possible conflicts of interest.  The Compensation Committee will review all material transactions that are related to compensation.  All related party transactions approved by either the Audit Committee or Compensation Committee shall be disclosed to the Board of Directors at the next meeting.

PROPOSAL 1:  ELECTION OF DIRECTORS

(Item #1 on the Proxy Card)

          Our Board of Directors is currently comprised of six (6) members and is divided into three classes with staggered terms so that the term of one class expires at each annual meeting of stockholders.

          Our Class II director whose term is expiring at the Annual Meeting has been nominated by the Board of Directors for election at the Annual Meeting for a term expiring at the third succeeding annual meeting of stockholders after his election and until his successor is duly elected and qualified. At the recommendation of our governance and nominating committee, Howard M. Pack has been nominated for election.

          The proxies given pursuant to this solicitation will be voted, unless authority is withheld, in favor of the Director Nominee.  The Director Nominees have consented to be named and, if elected, to serve.  In the event that a Director Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees.  Proxies cannot be voted for a greater number of persons than the number of nominees named.

Voting

          The Director Nominee receiving a plurality of the votes cast at the Annual Meeting will be elected as a director.

          The Board of Directors deems the election of Howard M. Pack as a director for a term expiring at the third succeeding annual meeting of stockholders after his election (Class II Director) to be in the best interest of Emisphere and its stockholders and recommends a vote “FOR” his election.

Information Concerning Director Nominee, Continuing Directors and Executive Officers

          Information regarding the Director Nominee, those directors serving unexpired terms, and our current Executive Officers, all of who are currently serving open-ended terms, including their respective ages, the year in which each first joined the Company and their principal occupations or employment during the past five years, is provided below:

Name	Age	Year Joined Emisphere	Position with the Company

Lewis H. Bender	48	1993	President and Chief Executive Officer
Stephen K. Carter, M.D.	69	2003	Class I Director
John D. Harkey, Jr.	46	2006	Class I Director
Michael M. Goldberg, M.D.	48	1990	Class III Director
Mark H. Rachesky, M.D.	48	2005	Class III Director
Michael Weiser, M.D.	44	2005	Class III Director
Howard M. Pack	88	1986	Class II Director
Shepard M. Goldberg	51	1998	Senior Vice President, Operations
Steven M. Dinh, Sc.D.	51	1999	Vice President, Research and Technology Development

          Lewis H. Bender joined Emisphere in 1993 and was appointed President and Chief Executive Officer on January 12, 2007.  Prior to January 12, 2007, Mr. Bender was Senior Vice President of Business Development.  Mr. Bender received a B.S. and an M.S. in chemical engineering from the Massachusetts Institute of Technology, an M.A. in international studies from the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania.

          Stephen K. Carter, M.D. has been a director of the Company since 2003.  From 1996-2000, Dr. Carter was the Senior Vice President of Clinical and Regulatory Affairs at Sugen, Inc. From 1995-1996, Dr. Carter served as a Senior Vice President of Research and Development at Boehringer Ingelheim Pharmaceuticals, Inc.; from 1990-1995,

Dr. Carter served as Senior Vice President of Worldwide Clinical Research and Development at Bristol-Myers Squibb Co. Dr. Carter currently serves on the Board of Directors of Cytogen Corporation (NASDAQ: CYTO), Alfacell Corporation (NASDAQ: ACEL), Tapestry Pharmaceuticals, Inc. (NASDAQ: TPPH), Callisto Pharmaceuticals, Inc. (AMEX: KAL), Vion Pharmaceuticals, Inc. (NASDAQ: VION) and Celator.

          John D. Harkey, Jr. was nominated to the Board in April 2006. Mr. Harkey is Chairman and Chief Executive Officer of Consolidated Restaurant Companies, Inc.  Mr. Harkey currently serves on the Board of Directors and Audit Committees of Leap Wireless International, Inc. (NASDAQ: LEAP), Loral Space & Communications, Inc. (NASDAQ: LORL), Energy Transfer Partners, L.L.C. (NYSE: ETP) and Energy Transfer Equity, LP (NYSE: ETE).  Mr. Harkey also serves on the President’s Development Council of Howard Payne University, and on the Executive Board of Circle Ten Council of the Boy Scouts of America. Mr. Harkey obtained a B.B.A. in honors and a J.D. from the University of Texas at Austin and an M.B.A. from Stanford University School of Business.

          Michael M. Goldberg, M.D. served as Chairman of the Board of Directors of the Company from November 1991 to January 12, 2007, as Chief Executive Officer from August 1990 to January 12, 2007 and as a director since August 1990. In addition, Dr. Goldberg served as President from August 1990 to October 1995. Dr. Goldberg received a B.S. from Rensselaer Polytechnic Institute, an M.D. from Albany Medical College of Union University in 1982 and an M.B.A. from Columbia University Graduate School of Business in 1985. He is the first cousin of Shepard M. Goldberg, Emisphere’s Senior Vice President, Operations.

          Mark H. Rachesky, M.D. has been a Director of the Company since 2005. Dr. Rachesky is the co-founder and President of MHR Fund Management LLC and affiliates, investment managers of various private investment funds that invest in inefficient market sectors, including special situation equities and distressed investments. From 1990 through June 1996, Dr. Rachesky was employed by Carl C. Icahn, initially as a senior investment officer and for the last three years as sole Managing Director of Icahn Holding Corporation, and acting chief investment advisor. Dr. Rachesky is currently the Non-Executive Chairman of the Board of Loral Space & Communications, Inc. (NASDAQ:LORL) and Leap Wireless International, Inc. (NASDAQ: LEAP) and is a member of the Board of Directors of Neose Technologies, Inc (NASDAQ: NTEC), and Nations Health, Inc. (NASDAQ: NHRX). Dr. Rachesky is a graduate of Stanford University School of Medicine, and Stanford University School of Business. Dr. Rachesky graduated from the University of Pennsylvania with a major in Molecular Aspects of Cancer.

          Michael Weiser, M.D., Ph.D has been a Director of the Company since 2005. Dr. Weiser is the founder and co-chairman at Actin Capital, LLC and Actin Biomed, a healthcare investment firm.  Prior to joining Actin, Dr. Weiser was formerly the Director of Research of Paramount BioCapital, Inc. Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine, where he also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience. Dr. Weiser currently serves on the Board of Manhattan Pharmaceuticals, Inc. (OTCBB: MHA), Hana Biosciences, Inc. (AMEX: HNAB), Chelsea Therapeutics International Ltd. (OTCBB: CHTP), Ziopharm Oncology, Inc. (NASD ZIOP), VioQuest Pharmaceuticals, Inc. (OTCBB: VQPH), Paramount Acquisition Corp. (OTCBB: PMQC) and several other privately-held biotechnology companies.

          Howard M. Pack has served as a director of the Company since our inception in 1986. He was Executive Vice President of Finance of Emisphere until he retired in October 1988.

          Shepard M. Goldberg joined the Company in 1998.  He became Senior Vice President, Operations in 2001.  Mr. Goldberg also previously served as our Vice President of Operations.  Previously, he was President and owner of two regional distribution businesses. He received a B.S. in electrical engineering from Polytechnic Institute of New York and an M.B.A. from Adelphi University.  He is the first cousin of Michael M. Goldberg, M.D., Emisphere’s former Chairman and Chief Executive Officer.

          Steven M. Dinh, Sc.D. joined the Company in 1999 and is the Vice President of Research Technology and Development.  He was previously Vice President and Chief Scientific Officer with Lavipharm Pharmaceuticals, Inc. Before joining us he held various research positions in transdermal product development and basic pharmaceutics research with Novartis Pharmaceuticals Corp., CIBA-Geigy Corporation and with E. I. DuPont de Nemours & Co. Dr. Dinh holds a Sc.D. in Chemical Engineering from the Massachusetts Institute of Technology.

PROPOSAL 2:  AMENDMENT TO CERTIFICATE OF INCORPORATION

(Item # 2 on the Proxy Card)

          On February 12, 2007, the Board of Directors unanimously approved an amendment (the “Amendment”) to our Certificate of Incorporation, as amended, that would increase the number of authorized shares of stock from 50,000,000 to 100,000,000 and directed the submission of the Amendment for approval at the Annual Meeting.

          As of the Record Date, 28,311,948 shares of Common Stock were issued and outstanding.  At that date, the Company has 17,487,870 shares of Common Stock reserved for issuance under our various option plans, warrants and convertible notes.  Such amount is subject to adjustment under various circumstances including the paying in kind of interest on convertible notes.  As such, under the Company’s current capitalization, it only has approximately 4,200,182 shares available for issuance.  This amount of available shares is insufficient to meet our future needs.

          The Board of Directors considers the proposed increase in the number of authorized shares of Common Stock desirable because it would give the Board of Directors the flexibility to issue Common Stock, if it determined to do so, in connection with stock dividends and splits, future acquisitions, financings, employee benefits and other appropriate corporate purposes without the delay and expense that could arise if there were insufficient authorized shares for a proposed issuance, thereby requiring stockholder approval and a special stockholders’ meeting before such issuance could proceed.

          Except pursuant to the above, there are no present plans, agreements or understandings for the issuance of Common Stock as of the date of this Proxy Statement; however we review and evaluate potential acquisitions and other corporate actions on an on-going basis to determine if such actions would be in our best interest and in the best interest of our stockholders.  Depending on the nature and size of any future issuance of Common Stock, further stockholder authorization may be required under Delaware law or the rules of the NASDAQ Stock Market or any stock exchange on which the Common Stock may then be listed.

          If the proposed Amendment to our Certificate of Incorporation is approved by our stockholders, it would become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which filing would occur promptly after the Annual Meeting.  The full text of the proposed Amendment is set out in Appendix A to this Proxy Statement.

Voting

          The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required to approve this Amendment.  Abstentions are not affirmative votes and, therefore shall have the same effect as votes against this proposal.

          The Board of Directors deems the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 to be in the best interest of Emisphere Technologies, Inc. and its stockholders and recommends a vote “FOR” this proposal.

PROPOSAL 3:  APPROVAL OF THE 2007 STOCK AWARD AND INCENTIVE PLAN

(Item #3 on the Proxy Card)

          Introduction

          At the Annual Meeting, we will ask stockholders to approve the 2007 Stock Award and Incentive Plan (the “2007 Plan”), which was approved by the Board of Directors on February 12, 2007.  The Board and its Compensation Committee approved the 2007 Plan to help us:

•	Attract, retain, motivate and reward officers, employees, directors, consultants and other service providers to Emisphere and its subsidiaries and affiliates.
•	Provide equitable and competitive compensation opportunities.
•	Recognize individual contributions and reward achievement of our goals.
•	Promote creation of long-term value for stockholders by closely aligning the interests of participants with the interests of stockholders.

          The Board and the Compensation Committee (the “Committee”) believe that awards linked to common stock and awards with terms tied to our performance can provide incentives for the achievement of important performance objectives and promote the long-term success of Emisphere.  Therefore, they view the 2007 Plan as a key element of our overall compensation program.

          The 2007 Plan, if approved by stockholders, would replace the 2000 Stock Option Plan (the “2000 Plan”).  The 2007 Plan would make 2,500,000 new shares of common stock available for equity awards, representing approximately 8.83% of the shares outstanding at March 1, 2007.  The 2007 Plan would replace the current 2000 Plan, and therefore approximately 429,170 shares that remain available under the 2000 Plan (as of March 1, 2007) would be made available under the 2007 Plan.  The most significant difference from the 2000 Plan is that the 2007 Plan authorizes a wide array of awards other than stock options, giving us greater flexibility to implement equity awards to be competitive with marketplace practices. The 2007 Plan will allow us to issue shares of stock, restricted stock, performance awards and stock appreciation rights (“SARs”) to our employees, directors and consultants.  In view of the significant changes in accounting rules, tax laws and other regulations since the 2000 Plan was designed, the Board and the Committee have determined that replacing the 2000 Plan with this new plan provides for greater flexibility and contains updated compliance provisions.  We also are seeking approval for additional shares to be reserved in addition to the number of shares remaining available under the 2000 Plan, so that the 2007 Plan can meet our needs for the near future.

          Information on the total number of shares available under our existing equity compensation plans and unissued shares deliverable under outstanding options as of the end of the last fiscal year is presented under the caption “SECURITIES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY PLANS.”  Based on our equity award plans in effect and outstanding awards at March 1, 2007, if stockholders approve the 2007 Plan the total number of shares subject to outstanding awards and available for future awards under the 2007 Plan and other continuing equity compensation plans would be as follows:

Shares subject to outstanding awards (weighted average exercise price $16.35)	4,038,929
Shares to be available for future equity awards, including under the proposed 2007 Plan	2,929,170

Total shares	6,968,099

Percentage of outstanding shares*	24.61%

*          Outstanding shares (the denominator in this calculation) includes all Common Stock outstanding at March 1, 2007 and does not include issuance of unissued shares reserved for outstanding or future awards under the existing plans and the proposed 2007 Plan.

          If the 2007 Plan is approved, no new awards would be granted under the 2000 Plan, although the Committee retains full authority regarding outstanding awards under those 2000 Plan.  Shares subject to outstanding awards under the 2000 Plan may become available under the 2007 Plan if such shares are not issued to the participant, in accordance with the share counting rules explained below under the caption “Shares Available Under the 2007 Plan.”

Overview of 2007 Plan Awards

          The 2007 Plan authorizes a broad range of awards, including:

•	stock options
•	stock appreciation rights
•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer
•

deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (forfeitable deferred stock is sometimes called “restricted stock units”)

•	other awards based on Common Stock
•	dividend equivalents
•	performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives)
•	cash-based performance awards tied to achievement of specific performance objectives
•	shares issuable in lieu of rights to cash compensation.

Vote Required for Approval

          Approval of the 2007 Plan will require the affirmative vote of the holders of a majority of the Common Stock of the Company present, or represented, and entitled to vote on the subject matter at the Annual Meeting.  The Board considers the 2007 Plan to be in the best interests of Emisphere and our stockholders and therefore recommends that the stockholders vote to approve the 2007 Plan at the Annual Meeting.

Reasons for Stockholder Approval

          The Board seeks approval of the 2007 Plan by stockholders in order to meet requirements of the Nasdaq Global Marketplace, on which our common stock is listed, and to satisfy requirements of tax law to help preserve our ability to claim tax deductions for compensation to executive officers.  In addition, the Board regards stockholder approval of the 2007 Plan as desirable and consistent with corporate governance best practices.

          Code Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (generally referred to as the “named executive officers”).  “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible.  For purposes of Section 162(m), approval of the 2007 Plan will be deemed to include approval of the general business criteria upon which performance objectives for awards are based, described below under the caption “Performance Awards.”  Stockholder approval of general business criteria, without specific targeted levels of performance, will permit qualification of incentive awards for full tax deductibility for a period of five years under Section 162(m).  Stockholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

          In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Internal Revenue Code for a period of ten years.  Such qualification can give the holder of the options more favorable tax treatment, as explained below.

Restriction on Repricing and Loans

          The 2007 Plan includes a restriction providing that, without stockholder approval, we will not amend or replace options or SARs previously granted under the Plan in a transaction that constitutes a “repricing.”  For this purpose, a “repricing” is defined as amending the terms of an outstanding option or SAR after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, or canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying stock in exchange for another Option, SAR, Restricted Stock, other equity, cash or other property, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.  Adjustments to the exercise price or number of shares subject to an option or SAR to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

          The 2007 Plan does not authorize loans to participants.

Description of the 2007 Plan

          The following is a brief description of the material features of the 2007 Plan.  This description, including information summarized above, is qualified in its entirety by reference to the full text of the proposed 2007 Plan, a copy of which is attached to this Proxy Statement as Appendix B.

          Shares Available under the 2007 Plan.  If the 2007 Plan is approved by our stockholders, 2,500,000 shares of common stock will be reserved for delivery to participants, plus shares remaining available for new grants under the 2000 Plan and shares recaptured from outstanding awards under the 2000 Plan.  Shares used for awards assumed in an acquisition do not count against the shares reserved under the 2007 Plan.  The shares reserved may be used for any type of award under the 2007 Plan.

          Only the number of shares actually issued to participants in connection with an award after all restrictions have lapsed or an option has been exercised will be counted against the number of shares reserved under the 2007 Plan.  Thus, shares will remain available for new awards if an award expires or is forfeited, canceled or settled in cash, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of an SAR than the number of shares covered by the SAR, or if shares that had been issued as restricted stock are forfeited.  These same rules will apply to options outstanding under the 2000 Plan, so that shares may become available under the 2007 Plan to the extent that shares are not in fact delivered to participants in connection with those options.  Under the 2007 Plan, awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2007 Plan so long as the Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2007 Plan.  Shares delivered under the 2007 Plan may be either newly issued or treasury shares.

          On March 1, 2007, the last reported sale price of our Common Stock in composite transactions for Nasdaq Global Marketplace-listed securities was $4.88 per share.

          Per-Person Award Limitations.  The 2007 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Code Section 162(m).  Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the 2007 Plan relating to more than his or her “Annual Limit”.  The Annual Limit equals 1.5 million shares plus the amount of the participant’s unused Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events.  In the case of cash-denominated Awards, the 2007 Plan limits performance Awards that may be earned by a participant to the participant’s defined Annual Limit, which for this purpose equals $3 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year.  The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards, and vice versa.  These limits apply only to awards under the 2007 Plan, and do not limit our ability to enter into compensation arrangements outside of the 2007 Plan.

          Adjustments.  Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction, equity restructuring as defined under applicable accounting rules, or other similar event affecting the Common Stock.  We are also obligated to adjust outstanding awards upon the occurrence of these types of events to preserve, without enlarging, the rights of Plan participants with respect to their awards.  The Committee shall adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as “performance-based” generally must conform to requirements imposed by Section 162(m).

          Eligibility.  Executive officers and other employees of Emisphere and its subsidiaries, and non-employee directors, consultants and others who provide substantial services to us, are eligible to be granted awards under the 2007 Plan.  In addition, any person who has been offered employment by us may be granted awards, but such prospective grantee may not receive any payment or exercise any right relating to the award until he or she has commenced employment or the providing of services.  As of March 1, 2007, approximately 120 persons would be potentially eligible for awards under the 2007 Plan.  Awards currently outstanding under the 2000 Plan are held by a total of 127 Emisphere employees as of March 1, 2007.

          Administration.  The Committee will administer the 2007 Plan, except that the Board may itself act to administer the Plan.  The Board must perform the functions of the Committee for purposes of granting awards to non-employee directors.  (References to the “Committee” here mean the Committee or the full Board exercising authority with respect to a given award.)  The 2007 Plan provides that the composition and governance of the Committee shall be established in the Committee’s charter adopted by the Board.  Subject to the terms and conditions of the 2007 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2007 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2007 Plan.  Nothing in the 2007 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the Plan.  The 2007 Plan authorizes the Committee to delegate authority to executive officers to the extent permitted by applicable law, but such delegation will not authorize grants of awards to executive officers without direct participation by the Committee.  The 2007 Plan provides that members of the Committee and the Board shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

          Stock Options and SARs.  The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options.  SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.”  The exercise price of an option and the base price of an SAR are determined by the Committee, but may not be less than the fair market value of the shares on the date of grant.  The maximum term of each option or SAR will be ten years.  Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee.  Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price. These exercise methods may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense.  We will permit broker-assisted cashless exercises under the 2007 Plan, as we currently permit under the 2000 Plan.  We may impose limits on any of these methods of exercise and settlement and implement other methods, for both options and SARs.  SARs may be exercisable for shares or for cash, as determined by the Committee.  Options and SARs may be granted on terms that cause such awards not to be subject to Code Section 409A (“Section 409A”), or with terms that cause those awards to be deferral arrangements subject to Section 409A.

          Restricted and Deferred Stock/Restricted Stock Units.  The Committee is authorized to grant restricted stock and deferred stock.  Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances.  The Committee will establish the length of the restricted period for awards of restricted stock.  Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of Emisphere, including the right to vote the shares and to receive dividends, which dividends could be either forfeitable or non-forfeitable.  Any of these rights may be limited by the Committee.

          Deferred stock gives a participant the right to receive shares at the end of a specified deferral period.  Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units.”  The Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services.  One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to Common Stock on a tax-deferred basis.  Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but the Committee may choose to authorize payment of dividend equivalents, which may be forfeitable or non-forfeitable, in connection with these awards.  Under the 2000 Plan, we have granted awards of this type without dividend equivalent rights with respect to dividends paid while the award is subject to a risk of forfeiture.

          Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations.  The 2007 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock.  The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards.  In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

          Performance-Based Awards.  The Committee may grant performance awards, which may be awards of a specified cash amount or may be share-based awards.  Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee.  Therefore, for example, annual incentive awards may be granted under the 2007 Plan, payable in cash or in shares.  If so determined by the Committee, in order to avoid the limita-tions on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

•	gross revenue or sales measures;
•	operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;
•	net income or net income per common share (basic or diluted);
•	return on assets, return on investment, return on capital, or return on equity;
•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;
•	interest expense after taxes;
•	economic profit or value created;
•	operating margin;
•	stock price or total stockholder return; and
•

implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures of subsidiaries, affiliates, joint ventures or other assets, market penetration, total market capitalization and enterprise value, business retention, new product generation, cost controls and targets (including cost of capital), customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, implementation of business process controls, and recruiting and retaining personnel.

          The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award.  These goals may be set with fixed, quantitative targets, targets relative to our past performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison.  The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period, if so specified by the Committee.

          Other Terms of Awards.  Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee.  The Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option subject to compliance with Code Section 409A, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts.  The 2007 Plan allows vested but deferred awards to be paid out to the participant in the event of an unforeseeable emergency.  The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2007 Plan.  The Committee may condition awards on the payment of taxes, and may provide for mandatory withholding of a portion of the shares or other property to be distributed in order to satisfy tax withholding obligations, or may permit a participant to elect to satisfy these tax obligations by having us withhold shares.  Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis; such transfers will be allowed for estate-planning purposes but may not include transfers to other third parties for value.

          The 2007 Plan authorizes the Committee to provide for forfeiture of awards and award gains in the event a participant fails to comply with conditions relating to non-competition, non-solicitation, confidentiality, non-disparagement and other requirements for the protection of the our business, or in the event that our financial statements must be restated due to a material failure to comply with an applicable financial reporting requirement.  Awards under the 2007 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.  The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under any our plans, or other rights to payment from us, and may exchange or buy out outstanding awards for cash or other property, subject to the requirement that repricing transactions must be approved by stockholders.  The Committee also may grant awards in addition to and in tandem with other awards or rights.  In granting a new award, the Committee may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the purchase price of any new award, subject to the requirement that repricing transactions must be approved by stockholders.

          Dividend Equivalents.  The Committee may grant dividend equivalents.  These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of Common Stock while an award is outstanding.  These amounts may be in the form of cash or rights to receive additional awards or additional shares of Common Stock having a value equal to the cash amount.  The awards may be granted on a stand-alone basis or in conjunction with another award, and the Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable.  Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

          Vesting, Forfeitures, and Related Award Terms. The Committee will determine the vesting schedule of options, restricted stock and other awards, the circumstances resulting in forfeiture of awards, the post-termination exercise periods of options and similar awards, and the events resulting in acceleration of the right to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.  This could include terms providing for accelerated vesting of awards upon the occurrence of a change in control or upon a termination of a participant’s employment after a change in control.

          Amendment and Termination of the 2007 Plan.  The Board may amend, suspend, discontinue, or terminate the 2007 Plan or the Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the rules of the Nasdaq Global Marketplace.  Nasdaq rules require stockholder approval of any material amendment to plans such as the 2007 Plan.  Under these rules, however, stockholder approval will not necessarily be required for all amendments which might increase the cost of the 2007 Plan or broaden eligibility.  Unless earlier terminated, the authority of the Committee to make grants under the 2007 Plan will terminate ten years after the latest stockholder approval of the 2007 Plan, and the 2007 Plan will terminate when no shares remain available and we have no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the 2007 Plan
          We believe that under current law the following Federal income tax consequences generally would arise with respect to awards under the 2007 Plan.

          Options and SARs that are not deemed to be deferral arrangements under Code Section 409A would have the following tax consequences:  The grant of an option or an SAR will create no federal income tax consequences for the participant or Emisphere.  A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply.  Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise.  Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

          Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price.  Otherwise, a participant’s sale of shares acquired by exercise of any option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares.  The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise.  A participant’s sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

          We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant’s capital gains.  Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to selling the shares.

          Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will be structured under the 2007 Plan to meet applicable requirements under Code Section 409A.  If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received.  Thus, for example, if we grant an award of restricted stock units that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we will become entitled to claim a tax deduction at that time.

          On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses.  In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below.  A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

          Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A.  Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the participant.

          Some options and SARs may be subject to Code Section 409A, which regulates deferral arrangements.  In such case, the distribution to the participant of shares or cash relating to the award would have to be restricted in order for the participant not to be subject to tax and a tax penalty at the time of vesting.  In particular, the participant’s discretionary exercise of the option or SAR could not be permitted over a period extending more than a year in most cases.  If the distribution and other award terms meet applicable requirements under Section 409A, the participant would realize ordinary income at the time of distribution of shares or cash rather than exercise, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid.  We would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

          As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Internal Revenue Code Section 162(m), and therefore remains fully deductible by the company that pays it.  Under the 2007 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, performance awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation.  A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2007 Plan will be fully deductible under all circumstances.  In addition, other awards under the 2007 Plan, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, not be deductible by Emisphere as a result of Section 162(m).  Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under the “Golden Parachute” rules of Code Sections 4999 and 280G.

          The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2007 Plan.  This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2007 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement.  Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2007 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares).  The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

New Plan Benefits Under the 2007 Plan
          Because future awards under the 2007 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.  Information regarding our recent practices with respect to annual and long-term incentive awards and stock-based compensation under existing plans is presented in the “Summary Compensation Table - 2006” and  these related tables:  “Outstanding Equity Awards at Fiscal Year-End - 2006,” and “Options Exercised and Stock Vested - 2006,” elsewhere in this Proxy Statement, and in our financial statements for the fiscal year ended December 31, 2006, in the Annual Report which accompanies this Proxy Statement.

          If stockholders decline to approve the 2007 Plan, no awards will be granted under the 2007 Plan, but options may continue to be granted under the 2000 Plan.

The Board of Directors considers the 2007 Plan to be in the best interests of Emisphere and our stockholders and therefore recommends that stockholders vote FOR approval of the 2007 Plan at the Annual Meeting.

PROPOSALS OF STOCKHOLDERS FOR 2008 ANNUAL MEETING

          Stockholders may submit proposals on matters appropriate for stockholder action at our annual stockholder meetings. In order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by us at our principal executive office no later than December 12, 2007.

          For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at next year’s annual stockholder meeting (the “2008 Annual Meeting”), the stockholder must also give Emisphere written notice of the proposal.  Our By-Laws provide that in order to be timely, a stockholders’ notice must be received by Emisphere at the principal executive offices not less than 30 days or more than 60 days prior to the meeting.

          Notice of intention to present proposals at the 2007 Annual Meeting should be addressed to:  Secretary, Emisphere Technologies, Inc., 765 Old Saw Mill River Road, Tarrytown, New York 10591.

OTHER BUSINESS

          The Board of Directors knows of no other business to be acted upon at the meeting.  However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in their discretion.

          The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote.  Therefore, whether or not you intend to attend the meeting, please vote your shares by internet, by phone, or by signing the proxy and returning it in the enclosed envelope.

By order of the Board of Directors

William T. Rumble
Secretary

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EMISPHERE TECHNOLOGIES, INC.

          Emisphere Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of Emisphere Technologies, Inc., resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED: That it is advisable and in the best interests of the corporation to amend the Amended and Restated Certificate of Incorporation of the corporation so that Article Fourth shall read in its entirety as follows:

“The total number of shares of stock which the Corporation shall have the authority to issue is One-Hundred-One Million (101,000,000), consisting of 100,000,000 shares of common stock, $.01 par value per share (the “Common Stock”), and 1,000,000 shares of Preferred stock, $.01 par value per share (the “Preferred Stock”).”

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Emisphere Technologies, Inc. has caused this Certificate to be signed by                 , its                 , this          day of             , 2007.

EMISPHERE TECHNOLOGIES, INC.

By:

Name:

Title:

APPENDIX B

EMISPHERE TECHNOLOGIES, INC.

2007 STOCK AWARD AND INCENTIVE PLAN

          1.     Purpose.  The purpose of this 2007 Stock Award and Incentive Plan (the “Plan”) is to aid Emisphere Technologies, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other service providers of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders.  The Plan authorizes the Company to issue stock-based and cash-based incentives to Participants.

          2.     Definitions.  In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

                              (a)          “Annual Limit” shall have the meaning specified in Section 5(b).

                              (b)          “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award, together with any related right or interest, granted to a Participant under the Plan.

                              (c)          “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.  Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

                              (d)          “Board” means the Company’s Board of Directors.

                              (e)          “Code” means the Internal Revenue Code of 1986, as amended.  References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

                              (f)          “Committee” means the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to other corporate governance documents of the Company.  No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan.  The full Board may perform any function of the Committee hereunder (except to the extent limited under applicable Nasdaq Marketplace Rules), in which case the term “Committee” shall refer to the Board.

                              (g)          “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 10(j).

                              (h)          “Deferred Stock” means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

                              (i)          “Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

                              (j)          “Effective Date” means the effective date specified in Section 10(p).

                              (k)          “Eligible Person” has the meaning specified in Section 5.

                              (l)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.  References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

                              (m)          “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee.  Unless otherwise determined by the Committee, the Fair Market Value of Stock on a given day shall be the closing sales price per share for such Stock (or the average of the closing bid and asked price, if no sales were reported) as quoted on such exchange or system for the  on the date of issuance, as reported in The Wall Street Journal or such other source as the Plan administrator deems reliable.  Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR and relating to the market value of Stock measured at the time of exercise shall conform to requirements under Code Section 409A.

                              (n)          “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder.  “Non-409A Awards” means Awards other than 409A Awards.  Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

                              (o)          “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

                              (p)          “Option” means a right to purchase Stock granted under Section 6(b).

                              (q)          “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

                              (r)          “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

                              (s)          “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) or 7, to receive cash, Stock or other Awards or payments.

                              (t)          “Preexisting Plan” mean the Company’s 2000 Stock Option Plan.

                              (u)          “Restricted Stock” means Stock granted under this Plan which is subject to certain restrictions on transferability and to a substantial risk of forfeiture.

                              (v)          “Stock” means the Company’s Common Stock, par value $ .01 per share and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to  Section 10(c).

                              (w)          “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

          3.     Administration.

                              (a)          Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the number and class of shares of Stock to which an Award may relate, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates (including in connection with a change in control of the Company), the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant or each Award), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and stockholders.  The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (the functions of the Committee with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

                              (b)          Manner of Exercise of Committee Authority.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder.  The Committee may delegate to one or more officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation (i) will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (ii) will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) will fail to so qualify, and (iii) will not result in a related-party transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act, and (iv) is permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law.

                              (c)          Limitation of Liability.  The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan.  Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

          4.     Stock Subject To Plan.

                              (a)          Overall Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) three]million shares of Stock plus (ii) the number of shares that, immediately before the Effective Date, remain available for new awards under the Preexisting Plan and become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed the number specified in clause (i) above.  Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

                              (b)          Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b).  Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture.  Accordingly, (i) to the extent that an Award under the Plan or an award under the Preexisting Plan is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the Award or award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan, and will be available for Awards under the Plan; and (ii) shares that are withheld from such an Award or award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an Award or award shall be deemed to constitute shares not delivered and will be available under the Plan.

The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan.  In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan.

          5.     Eligibility; Per-Person Award Limitations.

                              (a)          Eligibility.  Awards may be granted under the Plan only to Eligible Persons.  For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company or a subsidiary or affiliate, (ii) any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, (iii) any non-employee director of the Company, and (iv) any person who provides substantial services to the Company or a subsidiary or affiliate.  An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan.  For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee.  Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction.

                              (b)          Per-Person Award Limitations.  In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under the Plan relating to up to his or her Annual Limit.  A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 1.5 million shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 10(c).  In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation 1.162-27(e)(4)), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Person’s Annual Limit, which for this purpose shall equal $3.0 million plus the amount of the Eligible Person’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence).  For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid, and (iii) the Annual Limit applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award.

          6.     Specific Terms of Awards.

                              (a)          General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 10(e) and 10(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award.  The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 10(k) and the terms of the Award agreement.  The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

                              (b)          Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

                    (i)     Exercise Price.  The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Section 8(a).  Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines may be granted with an exercise price per share of Stock other than as required above.  No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 10(c) of the Plan.

                    (ii)    Option Term; Time and Method of Exercise.  The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 10(j) and 10(k)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of 409A Awards, deferred delivery of shares subject to the Option, as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.

                              (c)          Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

                    (i)     Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The grant price of each SAR shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

                    (ii)    Other Terms.  The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant.  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and whether or not the SAR will be a 409A Award or Non-409A Award.  The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

                              (d)          Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                    (i)     Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter.  Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

                    (ii)    Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

                    (iii)   Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                    (iv)    Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect.  Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

                              (e)          Deferred Stock.  The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

                    (i)     Award and Restrictions.  Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant).  In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter.  Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 10(k)), as determined by the Committee at the date of grant or thereafter.

                    (ii)    Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes. Deferred Stock subject to a risk of forfeiture may be called “restricted stock units” or otherwise designated by the Committee.

                    (iii)   Dividend Equivalents.  Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

                              (f)          Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant to Participants Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

                              (g)          Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award.  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

                              (h)          Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units.  The Committee shall determine the terms and conditions of such Awards.  Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine.  Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

                              (i)          Performance Awards.  Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

          7.     Performance Awards.

                              (a)          Performance Awards Generally.  Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee.  In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

                              (b)          Performance Awards Granted to Covered Employees.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

                    (i)     Performance Goal Generally.  The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b).  The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

                    (ii)    Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) gross revenue or sales measures; (2) operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items, (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit or value created; (8) operating margin; (9) stock price or total stockholder return; and (10) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures of subsidiaries, affiliates, joint ventures or other assets, market penetration, total market capitalization and enterprise value, business retention, new product generation, cost controls and targets (including cost of capital), customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, implementation of business process controls, and recruiting and retaining personnel.  The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

                    (iii)   Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee.  A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

                    (iv)    Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards.  The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section  7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv).  The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                    (v)     Settlement of Performance Awards; Other Terms.  Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b) beyond the level of payment authorized for achievement of the performance goal specified under this Section 7(b) based on the actual level of achievement of such goal.  Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m).  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a change in control) prior to the end of a performance period or settlement of such Performance Awards.

                              (c)          Written Determinations.  Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m).  Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

          8.     Certain Provisions Applicable To Awards.

                              (a)          Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award and any substitution or exchange shall be subject to the restriction on repricing under Section 10(e).  Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.  Subject to Sections 10(j) and (k) and subject to the restriction on repricing under Section 10(e), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to the purchase of any other Award.

                              (b)          Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii), 6(c)(ii) and 8 or elsewhere in the Plan.

                              (c)          Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan (including Section 10(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.  The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Sections 10(j) and (k).  Subject to Section 10(k), installment or deferred payments may be required by the Committee (subject to Section 10(e)) or permitted at the election of the Participant on terms and conditions established by the Committee.  Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.  In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

          9.     Additional Award Forfeiture Provisions.

          The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to retain cash, Stock, other Awards, or other property acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its subsidiaries and affiliates and the officers, directors and affiliates of the Company and its subsidiaries and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company, or upon compliance with a requirement that Company financial statements not be restated due to a material failure to comply with an applicable financial reporting requirement.  Accordingly, an Award may include terms providing for a “clawback” or forfeiture from the Participant of the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award.

          10.     General Provisions.

                              (a)          Compliance with Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 10(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

                              (b)          Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant for purposes of estate-planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee and the Committee has determined that there will be no transfer of the Award to a third party for value, and subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission).  A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

                              (c)          Adjustments.  In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, including the number of shares available under Section 4, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, (iv) any performance condition based on stock price and (v) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 10(k)).  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation § 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.   In furtherance of the foregoing, in the event of an “equity restructuring” as defined in FAS 123R which affects the Stock, a Participant shall have a legal right to an adjustment to the Participant’s Award which shall preserve without enlarging the value of the Award, with the manner of such adjustment to be determined by the Committee in its discretion, and subject to any limitation on this right set forth in the applicable Award agreement.  Other provisions of this Section 10(c) notwithstanding, in connection with any transaction in which Stock will be cancelled or exchanged for consideration, the value of an Award to be preserved shall be based on the value of the consideration to be received by a holder of a share of Stock immediately before the transaction.

                              (d)          Tax Provisions.

                    (i)     Withholding.  The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations.  Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

                    (ii)    Required Consent to and Notification of Code Section 83(b) Election.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election.  In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

                    (iii)   Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

                              (e)          Changes to the Plan.  The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or Nasdaq Marketplace Rules or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval.  The Committee is authorized to amend outstanding awards, except as limited by the Plan.  The Board and Committee may not amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such an amendment would materially and adversely affect the rights of such Participant with respect to the outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant, and any discretion that is reserved by the Board or Committee with respect to an Award is unaffected by this provision).  Without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect:

•	Lowering the exercise price of an option or SAR after it is granted;

•	Any other action that is treated as a repricing under generally accepted accounting principles; and

•

Canceling an option or SAR at a time when its exercise price exceeds the fair market value of the underlying Stock, in exchange for another option or SAR, restricted stock, other equity, cash or other property;

provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 10(c).  With regard to other terms of Awards, the authority of the Committee to waive or modify an Award term after the Award has been granted does not permit waiver or modification of a term that would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

                              (f)          Right of Setoff.  The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 9, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff.  By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10(f).

                              (g)          Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

                              (h)          Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

                              (i)          Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                              (j)          Compliance with Code Section 162(m).  It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award.  Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year.  If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

                              (k)          Certain Limitations on Awards to Ensure Compliance with Section 409A.

                    (i)     409A Awards and Deferrals.  Other provisions of the Plan notwithstanding, the terms of any 409A Award (which for this purpose means only such an Award held by an employee subject to United States federal income tax), including any authority of the Company and rights of the Participant with respect to the 409A Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A.  The following rules will apply to 409A Awards:

(A)

If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Section 409A (including transition rules thereunder);

(B)

The Committee may, in its discretion, require or permit on an elective basis a change in the distribution terms applicable to 409A Awards (and Non-409A Awards that qualify for the short-term deferral exemption under Section 409A) during 2007 in accordance with, and to the fullest extent permitted by, Proposed Treasury Regulation § 1.409A (including Preamble § XI.C) and IRS Notices 2005-1 and 2006-79, and at any time in accordance with Section 409A and regulations thereunder.  The Plan administrators are authorized to modify any such outstanding Awards to permit election of different deferral periods provided that any such modifications may not otherwise increase the benefits to Participants or the costs of such Awards to the Company (aside from administrative costs and costs relating to the timing of tax deductions);

(C)	The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A;

(D)

Any distribution of a 409A Award triggered by a Participant’s termination of employment and intended to qualify under Section 409A(a)(2)(A)(i) shall be made only at the time that the Participant has had a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) (or earlier at such time, after a termination of employment, that there occurs another event triggering a distribution under the Plan or the applicable Award agreement in compliance with Section 409A);

(E)

Any distribution of a 409A Award subject to Section 409A(a)(2)(A)(i) that would be made within six months following a separation from service of a “Specified Employee” (or “key employee”) as defined under Section 409A(a)(2)(B)(i) shall instead occur at the expiration of the six-month period under Section 409A(a)(2)(B)(i).  In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six-month delay period;

(F)

In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than 75 days after the date at which the settlement of the Award is specified to occur;

(G)

If any portion of an Award that is scheduled to vest at a single specified date (a vesting “tranche”) is partly deemed a 409A Award and partly deemed exempt from Section 409A (as a short-term deferral or otherwise), the time of settlement of the entire tranche will be governed by the distribution rules applicable to the 409A Award (except to the extent that this rule cannot apply to a distribution that would otherwise occur in 2007); and

(H)

The rules applicable to 409A Awards under this Section 10(k)(i) constitute further restrictions on terms of Awards set forth elsewhere in this Plan.  Thus, for example, a 409A Option/SAR shall be subject to restrictions, including restrictions on rights otherwise specified in Section 6(b) or 6(c), in order that such Award shall not result in constructive receipt of income before exercise or tax penalties under Section 409A.

                    (ii)    Rules Applicable to Non-409A Options/SARs.  With respect to Non-409A Options/ SARs, in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Sections 1563(a)(1), (2) and (3), and in applying Treasury Regulation § 1.414(c)-2 (or any successor provision) for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Treasury Regulation §1.414(c)-2.

                    (iii)   Distributions Upon Vesting.  In the case of any Award providing for a distribution upon the lapse of a risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than March 15 of the year following the year in which the risk of forfeiture lapsed.

                    (iv)    Scope and Application of this Provision.  For purposes of this Section 10(k), references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A mean that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Section 409A.

                              (l)          Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

                              (m)          Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States, or establish one or more sub-plans for such Participants, in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States.  An Award may be modified under this Section 10(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

                              (n)          Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option or SAR is duly exercised.  Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.  Any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any subsidiary or affiliate and shall not affect any benefits under any other benefit plan at any time in effect under which the availability or amount of benefits is related to the level of compensation (unless required by any such other plan or arrangement with specific reference to Awards under this Plan).

                              (o)          Severability.  If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.  No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any terms of the Plan, Award, or agreement or other document relating thereto.

                              (p)          Plan Effective Date and Termination.  The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders, which shall be the Effective Date.  Upon such approval of the Plan by the stockholders of the Company, no further awards shall be granted under the Preexisting Plan, but any outstanding awards under the Preexisting Plan shall continue in accordance with their terms (and any authority to amend those awards will continue under the Preexisting Plan).  Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.